UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On October 31, 2012, As Seen On TV, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with eDiets Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), eDiets.com, Inc., a Delaware corporation (“eDiets.com”),  and certain other individuals named therein.  Pursuant to the Merger Agreement, Merger Sub will merge with and into eDiets.com, and eDiets.com will continue as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

The total merger consideration to be issued will be 19,077,252 shares of the Company’s common stock. Based on the 15,060,514 shares of eDiets.com’s common stock that eDiets.com contemplates will be issued and outstanding at the time of the Merger, each share of eDiets.com’s common stock would convert into 1.2667 shares  (the “Exchange Ratio”) of the Company’s common stock. However, the number of shares of Company’s common stock issuable in the Merger is fixed.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The Merger Agreement requires that the Company lend eDiets.com up to $1.5 million (the “Loan”) upon completion of the Company’s next financing transaction. The Loan will be on terms substantially similar to those set forth in the note issued by eDiets.com to the Company for $500,000, which was filed by the Company on Form 8-K with the Securities and Exchange Commission (“SEC”) on September 13, 2012.

eDiets.com is permitted to solicit inquiries or engage in discussions with third parties relating to acquisition proposals for the 30-day “go-shop” period after signing of the Merger Agreement, and after such period, eDiets.com may not solicit or initiate discussions with third parties regarding other proposals to acquire eDiets.com and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of eDiet.com’s board of directors. eDiets.com must give the Company five business days’ notice (whether during or after the “go-shop” period) before eDiets.com is permitted to change its recommendation or terminate the Merger Agreement to accept a superior proposal.

Each party's obligation to consummate the transaction is subject to customary closing conditions, including approval of the Merger by eDiets.com’s stockholders, effectiveness of a registration statement on Form S-4 to be filed by the Company and the condition that all representations and warranties, including a representation that no material adverse change has occurred, are true and correct on the date of closing as if made on such date. The Merger Agreement is subject to customary termination provisions and, in addition, may be terminated by eDiets.com or the Company if specified closing conditions have not been fulfilled by February 28, 2013, if the SEC has not elected to review the proxy statement regarding the Merger Agreement, otherwise, March 31, 2013, unless the terminating party has failed to comply or perform its covenants and obligations in the Merger Agreement at the time of such termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

2.2	Agreement and Plan of Merger dated October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVE ROGAI
Name:	Steve Rogai
Title:	Chief Executive Officer and President

Dated: October 31, 2012